UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 29, 2009
JPMORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5805 (Commission File Number)	13-2624428 (IRS Employer Identification No.)

270 Park Avenue, New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events
JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) is filing this Current Report on Form 8-K (“Form 8-K”) to revise the presentation of earnings per share (“EPS”) in the selected financial data tables included under Part II, Item 6 on pages 26 and 217 of the Firm’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 10-K”), to reflect the adoption of FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (the “FSP”). The FSP clarifies that unvested stock-based compensation awards containing nonforfeitable rights to dividends or dividend equivalents (collectively, “dividends”), are considered participating securities and therefore are included in the two-class method calculation of EPS. Under the two-class method, all earnings (distributed and undistributed) are allocated to common shares and participating securities based on their respective rights to receive dividends. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The Firm adopted the FSP retrospectively effective January 1, 2009. Early adoption was not permitted. Adoption of the FSP did not affect JPMorgan Chase’s net income, financial position, or regulatory capital for any of the reported periods.
The following table contains EPS data previously reported in the selected financial data tables on pages 26 and 217 of the Firm’s 2008 10-K (“as reported”) and the revised amounts showing the effects of adopting the FSP (“as revised”). These revised amounts will be reported in future filings.

For the year ended December 31,	2008	2007	2006	2005	2004

Per common share
Basic earnings per share
Income from continuing operations
As reported	$0.86	$4.51	$3.93	$2.36	$1.51
As revised	0.81	4.38	3.83	2.30	1.47

Net income
As reported	1.41	4.51	4.16	2.43	1.59
As revised	1.35	4.38	4.05	2.37	1.54

Diluted earnings per share
Income from continuing operations
As reported	0.84	4.38	3.82	2.32	1.48
As revised	0.81	4.33	3.78	2.29	1.45

Net income
As reported	1.37	4.38	4.04	2.38	1.55
As revised	1.35	4.33	4.00	2.35	1.52
Except for the above revisions, the Firm has not updated its disclosures in the 2008 10-K to reflect events or developments that occurred subsequent to the date of the original filing of the 2008 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)
By:	/s/ Louis Rauchenberger
Louis Rauchenberger
Managing Director and Controller [Principal Accounting Officer]

Dated: May 29, 2009

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